UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2005

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

345 Hudson Street, New York, New York		10014
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2005, the Compensation and Management Development Committee of the Board of Directors of Bowne & Co., Inc. (the "Company") approved the following changes to non-management director compensation, effective immediately: (1) the annual cash retainer for each non-management director has been increased to $35,000 from $20,000; voluntary deferral of the retainer into Deferred Stock Units (DSUs) or Company stock options with a 20% match remains unchanged; (2) the annual stock retainer for each non-management director has been increased to $50,000 in Company stock from $30,000 in Company stock; mandatory deferral of the retainer into DSUs or Company stock options remains unchanged; (3) compensation for the Non Executive Chairman has been eliminated since the position has been eliminated and the Chief Executive Officer has been appointed to the additional position of Chairman; and (4) compensation for the Presiding Director, a newly created position which will be held by the Chairman of the Executive Committee, is the same as the other non-management directors and, in addition, includes an annual cash retainer of $25,000, subject to voluntary deferral into DSUs or stock options with a 20% match.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

June 1, 2005	By:	Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary